SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Diametrics Medical, Inc. announced that at the special meeting of shareholders held on September 19, 2003, the Company’s shareholders approved the sale and transfer of substantially all of the assets of its intermittent testing business to International Technidyne Corporation, a wholly owned subsidiary of Thoratec Corporation.

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated September 19, 2003, announcing that at the special meeting of shareholders of Diametrics Medical, Inc. held on September 19, 2003, the Company’s shareholders approved the sale and transfer of substantially all of the assets of its intermittent testing business to International Technidyne Corporation, a wholly owned subsidiary of Thoratec Corporation.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2003

DIAMETRICS MEDICAL, INC.

By:	/s/ W. GLEN WINCHELL
W. Glen Winchell Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 19, 2003 announcing that at the special meeting of shareholders held on September 19, 2003, the Company’s shareholders approved the sale and transfer of substantially all of the assets of its intermittent testing business to International Technidyne Corporation, a wholly owned subsidiary of Thoratec Corporation.

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